Exhibit 1.1
SUBSCRIPTION AGREEMENT

INVESTOR SUBSCRIPTION AGREEMENT FOR CONSOLIDATED PICTURES CORP.

Persons interested in purchasing units of Consolidated Pictures Corp. must return this completed subscription agreement along with wire transfer instructions, check or money order for their total payment, payable only to:

CONSOLIDATED PICTURES CORP.
Florida Studios
3200 W. Oakland Park Blvd.
Fort Lauderdale, FL 33311

If and when accepted by us, this subscription agreement shall constitute a subscription for units consisting of one share of our common stock and one Class A warrant and one Class B warrant.

An accepted copy of this agreement will be returned to you as your receipt, and certificates for your stock and warrants will be issued to you shortly thereafter.

Method of payment:
[  ] Check, [  ] Money Order, [  ] Wire (fax or e-mail for instructions: 509/691-7854, inquire@consolidatedpictures.com) payable only to: Consolidated Pictures Corp.

I hereby irrevocably tender this subscription agreement for the purchase of _________ units at $0.50 per unit. With this subscription agreement, I tender payment in the amount of $__________ for the units subscribed.

In connection with this investment, I represent and warrant as follows:

(a) Prior to tendering payment for the shares, I received your final prospectus dated ______________, 2002.
(b) I am a bona fide resident of the state of ________________________.

Please issue the securities, which I am purchasing as follows:

Individual(s)—if more than one owner, please issue as follows:

[ ]	Tenants-in-Common (all parties must sign--each investor has an undivided interest)
[ ]	Joint Tenants with Right of Survivorship (all parties must sign--joint ownership)
[ ]	Minor with adult custodian under the Uniform Gift to Minors Act in your state (the minor will have sole beneficial ownership) __________________________ (minor's name)

Investor No. 1	Investor No. 2

Street (residence address)	Street (residence address)

City, State ZIP	City, State ZIP

Home Phone, Business Phone	Home Phone, Business Phone

Fax, Email	Fax, Email

Social Security Number	Social Security Number

Signature	Signature

ACCEPTED BY: Consolidated Pictures Corp.

Name, Title	Date

SUBSCRIPTION FORM FOR OTHER THAN INDIVIDUAL

Purchasers of units of Consolidated Pictures Corp., other than individuals, must complete this form for the proper entity that will hold title to the units. Send this completed subscription agreement along with wire transfer instructions, check or money order for the total payment, payable only to:

CONSOLIDATED PICTURES CORP.
Florida Studios
3200 W. Oakland Park Blvd.
Fort Lauderdale, FL 33311

If and when accepted by us, this subscription agreement shall constitute a subscription for units consisting of one share of our common stock and one Class A warrant and one Class B warrant.

An accepted copy of this agreement will be returned to you as your receipt, and certificates for your stock and warrants will be issued to you shortly thereafter.

Method of payment:
[  ] Check, [  ] Money Order, [  ] Wire (fax or e-mail for instructions: 509/691-7854, inquire@consolidatedpictures.com) payable only to: Consolidated Pictures Corp.

We hereby irrevocably tender this subscription agreement for the purchase of _________ units at $0.50 per unit. With this subscription agreement, we tender payment in the amount of $__________ for the units subscribed.

In connection with this investment, we represent and warrant as follows:

(a) Prior to tendering payment for the shares, we have received your final prospectus dated ____________, 2002.

(b) Our entity is domiciled in the state of ________________________.

ENTITY:

[ ]	CORPORATION (authorized agent of corporation must sign)
[ ]	EXISTING PARTNERSHIP (at least one partner must sign)
[ ]	TRUST (all trustees must sign)

Name of Entity

Authorized Agent (print name above)

Title of Authorized Agent

Social Security or Federal Identification Number of Entity

Street (business address) or address of Registered Agent

City	State	Zip

Business Telephone or Home Telephone of Registered Agent

Fax		E-mail

The undersigned acknowledges that the foregoing information is true, accurate, and complete.

Name	Date

For a Trust, all Trustees must sign. Add a line for each.

ACCEPTED BY: Consolidated Pictures Corp.

Name, Title	Date